UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2008

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2008 LCC International, Inc. (the "Company") entered into a Third Amendment to Restated Credit Agreement and Waiver (the "Amendment"), which amends the Amended and Restated Credit Agreement, dated as of May 29, 2007 (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Waiver dated as of November 30, 2007 and as further amended on February 19, 2008, the "Credit Agreement"), among the Company, as borrower, certain domestic subsidiaries of the Company, as guarantors and Bank of America, N.A. as lender and administrative agent (the "Bank").

The Amendment provides, among other things, (a) a waiver by the Bank of certain specified defaults under the Credit Agreement, and (b) a requirement that the financial statements described in Section 7.01(b) of the Credit Agreement with respect to the fiscal quarters ended March 31, 2008, April 30, 2008, and May 31, 2008, in each case, along with any additional deliveries required under the Credit Agreement in connection therewith, the failure of which will constitute an immediate event of default irrespective of otherwise applicable grace or cure period. As previously disclosed, the Bank has agreed that through August 15, 2008 it will not accelerate the due date in the Amended Loan Agreement from November 30, 2009.

The description of the terms and conditions of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

July 3, 2008	By:	/s/ Louis Salamone, Jr.

Name: Louis Salamone, Jr.
Title: Executive Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment